UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

TIGRENT INC.

(Exact name of registrant as specified in charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida

(Address of principal executive offices)

33904

(Zip code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 23, 2010, SCB Building, LLC (“Seller”), an affiliate of Tigrent Inc. (the “Company”), entered into a loan purchase agreement (the “Agreement”) with Sentinel Capital Partners, LLC (“Purchaser”).  Pursuant to the terms of the Agreement, Seller agreed to sell to Purchaser a secured promissory note, dated November 1, 2005 and amended on January 4, 2006, in the original principal amount of $10,950,000, issued to Seller by 250 North Orange Avenue, LLC ( “Borrower”) in connection with the sale of an office building to Borrower in November 2005 (the “Note”).  In addition to the Note, Seller has agreed to assign certain other rights and obligations related to the Note, including a mortgage and security agreement dated November 2, 2005 and an intercreditor agreement dated November 13, 2006 (collectively with the Note, the “Loan”). The outstanding principal balance of the Note as of October 7, 2010, the anticipated closing date of the transaction, will be approximately $6.9 million.

In consideration for the sale of the Loan, Purchaser shall pay to Seller $1.5 million, payable in cash, $150,000 of which was paid upon execution of the Agreement (the “Deposit”).  In addition, Purchaser agrees to satisfy in full certain notes, with an original aggregate principal amount of $3,000,000, issued in connection with the Company’s purchase of the outstanding equity interests in Seller that were acquired in March 2006 (the “SCB Notes”).  The aggregate outstanding principal balance of the SCB Notes as of October 7, 2010, the anticipated closing date of the transaction, will be approximately $2.8 million.

The purchase will be subject to certain terms and conditions, including the completion to Purchaser’s reasonable satisfaction of a due diligence investigation related to the Loan, Seller’s payment of $80,000 that remains outstanding to the holders of the SCB Notes, and the receipt of customary consents and authorizations. The Deposit is being held in escrow and is refundable to Purchaser if a notice of termination is delivered to Seller during the seven (7) day due diligence investigation period.  After the due diligence investigation period, the Deposit is non-refundable unless the transaction does not close due to a default of Seller or the failure to satisfy all of the conditions to closing. The Agreement contains customary representations, warranties, restrictions and covenants.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are based upon the Company’s current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, the anticipated closing of the sale of the Loan pursuant to the terms of the Agreement. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, investors are hereby cautioned that certain factors may affect these forward-looking statements, including (i) the ability of Purchaser to pay the purchase price for the Loan on the closing date, (ii) the ability of Purchaser to pay the amounts owed pursuant to the SCB Notes on or prior to the closing date, (iii) Purchaser’s ability to complete to its reasonable satisfaction a due diligence investigation, (iv) compliance by the parties with the terms of the Agreement and (v) additional risks which are identified in the Company’s SEC filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 29, 2010	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer